UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2021

Lucid Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39408	85-0891392
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7373 Gateway Blvd Newark, CA (Address of principal executive offices)	94560 (Zip Code)

Registrant’s telephone number, including area code: (510) 648-3553

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	LCID	The Nasdaq Stock Market LLC

Warrants, each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	LCIDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2021, the Compensation Committee (the “Committee”) of the Board of Directors of Lucid Group, Inc. (the “Company”) approved revised compensation packages, set forth below, for certain of the Company’s senior executives, including the Company’s Chief Executive Officer, Chief Financial Officer and its other named executive officers (collectively, the “NEOs”). The new annual base salaries are effective retroactively as of August 2, 2021 and target incentive compensation levels are effective for the 2022 fiscal year.

	Base Salary	Target Incentive Compensation
Peter Rawlinson Chief Executive Officer and Chief Technology Officer	$575,000	100%
Sherry House Chief Financial Officer	$500,000	75%
Eric Bach Senior Vice President, Product and Chief Engineer	$450,000	75%
Michael Smuts Vice President, Finance	$360,000	50%

On September 15, 2021, the Committee approved the severance levels, set forth below, that will apply to certain executives, including the NEOs, under the previously approved and disclosed Lucid Group, Inc. Executive Severance Benefit Plan (the “Executive Severance Plan”). Each of the NEOs is entitled to salary continuation and payment of their health insurance premiums in the event of certain qualifying terminations of employment pursuant to the Executive Severance Plan. The NEOs are also entitled to enhanced severance entitlements in the event certain qualifying terminations occur in connection with a “change of control.”

	Salary and Benefits Continuation Not in Connection with a Change of Control	Salary and Benefits Continuation in Connection with a Change of Control
Peter Rawlinson	12 months	18 months
Sherry House	9 months	12 months
Eric Bach	9 months	12 months
Michael Smuts	6 months	9 months

The Committee also approved and adopted the Lucid Group, Inc. Vesting Acceleration Policy for Death and Disability (the “Acceleration Policy”). The Acceleration Policy provides for the accelerated vesting of all outstanding unvested time-based and performance-based equity awards, including the equity awards held by the NEOs. The Acceleration Policy will apply to all outstanding equity awards issued under any equity plan maintained by the Company or its subsidiaries, except to the extent the policy would be inconsistent with the terms or provisions of any award agreement, employment agreement, or other plan or agreement. The Acceleration Policy will also not be applicable to any equity awards granted to Mr. Rawlinson prior to the date the Acceleration Policy was adopted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2021
LUCID GROUP, INC.

	By:	/s/ Sherry House
Name: Sherry House Title: Chief Financial Officer

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